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                                                                   Exhibit 10.8

                              AGREEMENT OF SUBLEASE

     AGREEMENT OF SUBLEASE (this "Agreement of Sublease") made as of the 17th day of March, 2004 (the "Effective Date"), by and between Optium, Inc., with offices at 2721 Discovery Drive, Suite 500, Orlando, FL 32826 ("Sublessor") and VaxDesign, Inc. 5202 North Richmond Rd. Stillwater, OK 74075 ("Sublessee").

                                   WITNESSETH:

     WHEREAS, Sublessor is the Lessee under a certain Discovery Lake Office Lease Agreement dated December 28, 2000 shown in Exhibit "A" (the "Lease"), with SV CENTRAL FLORIDA PHASE II LIMITED PARTNERSHIP as Lessor;

     WHEREAS, Sublessee desires to occupy a portion of the space covered by the Lease, as hereinafter set forth;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   SUBLEASED PREMISES.

          Sublessor hereby sublets to Sublessee, and Sublessee hereby hires and takes from Sublessor the premises, known as DISCOVERY LAKE COMPLEX, 2721 Discovery Drive, part of Suite 500, Orlando, Florida 32826 consisting of approximately 14,500 rentable square feet as shown on Exhibit B (the "Subleased Premises"). Sublessor believes that the Subleased Premises contains 14,500 rentable square feet. AutoCAD architectural drawings of the subleased space shown in Exhibit B shall be made available to VaxDesign for their approval.

     2.   TERM OF SUBLEASE.

          Subject to the prior delivery of Lessor's consent as required under this Agreement, the term of this Sublease shall commence ("Commencement Date") on May 15, 2004 and shall end the March 31, 2008.

     3.   THE LEASE.

          (a) Sublessee acknowledges that it has reviewed and is familiar with all of the terms, covenants and conditions of the Lease, a copy of which is attached as Exhibit A hereto and made a part hereof. All of the terms, covenants and conditions of the Lease are incorporated herein and made a part hereof as if set forth herein at length except Sublessee is not responsible for any default of payment of monthly base rent by Sublessor, as described in the Lease. Sublessee assumes and agrees, except as otherwise provided herein, to perform, observe and

Initials:

Sublessee: WLW   Sublessor: PS   Lessor: ____________


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comply with all of the terms, covenants and conditions on the Lessee's part to be performed, observed and complied with under the Lease as the same may or shall relate to the occupancy of the Subleased Premises.

          (b) Notwithstanding the foregoing, the following Sections of the Master Lease are expressly excluded from this Sublease: Sections 1, 2 and 23(a); Exhibit E, Sections 1, 2 and 3; Exhibit G and the Improvement Agreement; any provisions in the Lease allowing or purporting to allow Sublessor any rent concessions or abatements or construction allowances; and any provisions in the Lease conferring upon Sublessor any rights, privileges, or options or reservations in the Building except as may be provided herein.

          (c) Without limiting the foregoing:

               (i) If Sublessee desires to take any other action and the Lease would require that Sublessor obtain the consent of Lessor before undertaking any action of the same kind, Sublessee shall not undertake the same without the prior written consent of Sublessor. Sublessor may condition its consent on the consent of Lessor being obtained and may require Sublessee to contact Lessor directly for such consent;

               (ii) All rights given to Lessor and its agent and representatives by the Lease to enter the Premises covered by the Lease shall inure to the benefit of Sublessor and their respective agents and representatives with respect to the Subleased Premises;

               (iii) Sublessor shall also have all other rights, privileges, options, reservations and remedies granted or allowed to, or held by, Lessor under the Lease as same pertains to the Subleased Premises;

               (iv) Sublessee shall maintain insurance of the kinds and in the amounts required to be maintained by Sublessor under the Lease. All policies of liability insurance shall name as additional insureds the Lessor and Sublessor and any other parties required under the Lease; and

          (d) Notwithstanding anything contained herein or in the Lease which may appear to be to the contrary, Sublessor and Sublessee hereby agree as follows:

               (i) Neither rental nor other payments hereunder shall abate by reason of damage to or destruction of the Subleased Premises, the furniture described herein, the premises subject to the Lease, or the Building or any part thereof, unless, and then only to the extent that, rental and such other applicable payments actually abate under the Lease with respect to the Subleased Premises on account of such event;

               (ii) Sublessee shall not have any right to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu thereof, of all or any

Initials:

Sublessee: WLW   Sublessor: PS   Lessor: ____________


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portion of the Building, the premises subject to the Lease or the Subleased
Premises by virtue of this Agreement;

               (iii) Sublessee shall not have any right to exercise or have Sublessor exercise any option under the Lease, including, without limitation, any option to extend the term of the Lease or lease additional space; and

               (iv) In the event of any conflict between the terms, conditions and provisions of the Lease and of this Agreement; the terms, conditions and provisions of this Agreement of Sublease shall, in all instances, govern and control.

          (e) Nothing contained in this Agreement shall be construed to create privity of estate or contract between Sublessee and Lessor, except the agreements of Sublessee herein in favor of Lessor, and then only to the extent of the same.

     4.   OCCUPANCY.

          (a) Sublessee covenants that it will occupy the Subleased Premises in accordance with the terms of the Lease and will not suffer to be done or omit to do any act, which may result in violation of or a default under any of the terms and conditions of the Lease, or render Sublessor liable for any charge or expense. Sublessee further covenants and agrees to indemnify Sublessor against and hold Sublessor harmless from any loss or liability arising out of by reason of, or resulting from Sublessee's failure to perform or observe any of the terms and conditions of the Lease pertaining to the Subleased Premises. Any other provision in this Agreement to the contrary notwithstanding, Sublessee shall pay to Sublessor as additional rent any and all sums which Sublessor may be required to pay to its Lessor arising out of, by reason of, or resulting from Sublessee's failure to perform or observe one or more of the terms and conditions of the Lease pertaining to the Subleased Premises.

          (b) Sublessee agrees that Sublessor shall not be required to perform any of the covenants and obligations of Sublessor hereunder that are required to be performed under the Lease by Lessor thereunder; Sublessee acknowledges that Sublessor shall be entitled to look to Lessor for such performance. Sublessor shall take such good faith actions as may reasonably be indicated, under the circumstances, to secure such performance upon Sublessee's written request therefore, but in no event shall Sublessor be liable for Lessor's failure to perform or shall Sublessee be entitled to a rent abatement of any kind (except as provided in Section 3(d)(i) above). Such good faith action shall be limited to: (a) upon Sublessee's request, immediately notifying Lessor of its nonperformance under the Lease and request that Lessor perform its obligations under the Lease and (b) permitting Sublessee to commence a legal action in its own name to obtain the specific performance required from Lessor under the Lease; provided, however, that Sublessee shall pay all reasonable costs and expenses incurred in connection therewith and Sublessee shall indemnify and hold Sublessor harmless against all claims, losses, reasonable costs and expenses incurred by Sublessor in connection therewith.

Initials:

Sublessee: WLW   Sublessor: PS   Lessor: ____________


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          (c) If any event described in Paragraph 18 (Default and Remedies) of the Lease shall occur in respect of Sublessee or the Subleased Premises or if Sublessee shall default in the payment of Base Rent or additional rent hereunder or in the performance of observance of any of the terms, covenants or conditions of this Agreement of Sublease or of the Lease on the part of the Sublessee to be performed or observed, Sublessor shall be entitled to the rights and remedies herein provided or reserved by Lessor in the Lease.

     5.   RENT.

          Sublessee shall pay to Sublessor rent according to the following rent schedule ("Base Rent"):

Months 1-12     $12.50 PSF PER YEAR   $15104.17 PER MONTH
Months 13-24    $13.00 PSF PER YEAR   $15708.33 PER MONTH
Months 25-36    $13.50 PSF PER YEAR   $16312.50 PER MONTH
Months 37-end   $13.50 PSF PER YEAR   $16312.50 PER MONTH

The rates listed above do not include monthly CAM charges, electric service or janitorial service. Sublessee shall pay its share of the common area operating expenses (CAM) based on square footage. CAM charges shall be calculated per the master lease and shall be the same charge on a square foot basis as that of the Sublessor. This charge will be calculated on a monthly basis and will be paid monthly in addition to the Base Rent payments defined above. Florida State Sales Tax of 6.5% shall also be paid on the total of the Base Rent and CAM charge on a monthly basis.

     The first month's rent in the amount of $15,104.17 (Base Rent) and $5,365.00 (Projected CAM charge) plus Florida State Sales Tax of $1,330.50 shall be due at the time of execution of this agreement; in addition, a Security Deposit in the amount of $43,599.34 will be paid at the time this Agreement is executed.

     All monthly payments shall be due and payable in advance, without demand, on or before the first day of each calendar month during the sublease term. Rent payments shall be made payable to Optium, Inc. and sent directly to the Sublessor at Optium, Inc., 500 Horizon Drive, Suite 505, Chalfont, PA 18914,
Attn: Blakeley Cherry, 215-712-6200 Suite 326.

     Sublessee agrees to reimburse Sublessor, within five (5) days after receipt of Sublessor's bill for same, amounts paid directly by Sublessor for electric use on the Subleased Premises. As long as Sublessor is paying for those services on a master bill inclusive of the Subleased Premises, such billing shall be equitably apportioned based on usage in the subleased space only as determined in good faith by both parties. Sublessee agrees to pay for those services directly, if they are ever separately metered or billed for the Subleased Premises.

     Sublessee shall be responsible for janitorial service for the subleased premises.

Initials:

Sublessee: WLW   Sublessor: PS   Lessor: __________


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     6.   LATE PAYMENTS

          Sublessee recognized that late payment of any rent or other sum due hereunder from Sublessee to Sublessor will result in additional expense to Sublessor. Sublessee therefore agrees that if Rent or any other payment due hereunder from Sublessee to Sublessor remains unpaid fifteen (15) days after Sublessee receives written notice from Sublessor, the same is overdue, the amount of such unpaid Rent or other payment shall be increased by a late charge to be paid to Sublessor by Sublessee in an amount equal to five percent (5%) per month of the delinquent amount.

     7.   SUBLESSOR'S IMPROVEMENTS

          (a) All alterations, decorations, installations, additions or improvement in or to the Subleased Premises shall be made at Sublessee's sole cost and expense and shall comply with all of the terms and conditions of the Lease, including, without limitation, the Improvement Agreement - Discovery Lake attached to the Lease. Sublessor will complete these Sublessee improvements according to Sublessee's specifications but at Sublessee cost.

          (b) The source of all computer and telephone cabling to be made available for installation to Sublessee's new equipment in the server room and left intact throughout the usable space.

          (c) Any cost associated with separating the Sublessee's space from the remaining space in the building shall be at Sublessor's expense.

     8.   FURNITURE, TELEPHONE SYSTEM AND SECURITY SYSTEM

          During the term of this Sublease, Sublessor shall permit Sublessee to have the use of all of the office cubicles and related office furniture currently installed and located at the Subleased Premises, the components of which are identified on Exhibit C attached hereto and incorporated herein by reference, subject to the obligation and liability of Sublessee, at its sole cost and expense, to maintain the cubicles and office furniture, through the term of this Agreement, in the same condition that such items are in at the time of execution of this Agreement. In the event of an early termination of this Agreement of Sublease or of the Lease, Sublessee shall deliver to the Sublessor all of said cubicles and related office furniture in the same condition that they now are, reasonable wear and tear excepted, and to repair any damage to said cubicles and related office furniture that may have occurred. If Sublessee removes certain of the cubicles, Sublessee shall be obligated to store the same and, prior to delivery of the Subleased Premises to Sublessor at the time of early termination of this Agreement of Sublease or of the Lease, to reinstall the same, or if Sublessee changes the configurations restore the same to the same configurations that they were in at the time of execution of this Agreement.

Initials:

Sublessee: WLW   Sublessor: PS   Lessor: __________


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          At the end of the specified term of this sublease, Sublessee shall receive full ownership of the cubicles and related office furniture provided that Sublessee is not in any default to this agreement.

          During the term of this Sublease, Sublessor shall permit Sublessee to have access to and utilize the telephone exchange system and telephone instruments currently installed. Sublessee shall be responsible for the maintenance and repair of this system and shall return the system and instruments to Sublessor at the end of the sublease period.

          During the term of this sublease, Sublessor shall permit Sublessee to have access to and utilize the ADT Security system currently installed. Sublessee shall be responsible for their pro rata cost of the monthly expense based on square footage of space of the subleased space.

     9. CONDITION OF PREMISES; CONSTRUCTION OF IMPROVEMENTS; SURRENDER OF PREMISES.

          Except as provided herein, Sublessee hereby accepts the Subleased Premises and the Building "As-Is, Where Is, With all Faults." Sublessee expressly acknowledges and agrees that neither Sublessor, not any of its agents, contractors or employees has made any representation or warranty whatsoever with respect to the condition of the Subleased Premises or the Building or the ability of Sublessee to use the Subleased Premises under applicable zoning or building regulations, but if any such representations and warranties were made, same are hereby expressly disclaimed by Sublessor and waived by Sublessee hereby agreeing that it has not and will not rely upon same. Without limited the foregoing, Sublessee's taking possession of the Subleased Premises shall be conclusive evidence as against Sublessor and Lessor that the Subleased Premises and the Building were in good order and satisfactory condition when Sublessee took possession and appropriate for Sublessee's intended uses.

     10.  DEFAULT BY SUBLESSEE.

          (a) Upon the happening of any of the following:

               (i) Sublessee fails to pay any Rent within three (3) days after written notice that the same is overdue;

               (ii) Sublessee fails to pay any other amount due from Sublessee hereunder and such failure continues for five (5) days after notice thereof from Sublessor to Sublessee;

               (iii) Sublessee fails to perform or observe any other covenant or agreement set forth in this Sublease Agreement and such failure continues for fifteen (15) days after notice thereof from Sublessor to Sublessee; or

Initials:

Sublessee: WLW   Sublessor: PS   Lessor: __________


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               (iv) Any other event occurs which involves Sublessee or the
Subleased Premises and which continues beyond all applicable notice and cure periods and which would constitute a default under the Lease if it involved Sublessor or the premises covered by the Lease;

Sublessee shall be deemed to be in default hereunder, and Sublessor may exercise, without limited any other rights or remedies available to it hereunder or at law or in equity, any and all rights and remedies of Lessor set forth in the Lease in the event of a default by Sublessor thereunder.

          (b) In the event Sublessee fails or refuses to make any payment or perform any covenant or agreement to be performed hereunder by Sublessee (after any applicable notice and grace period have been given and expired without cure), Sublessor may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Sublessee to do so). In such event, amounts so paid or expended in undertaking such performance, together with all costs, expenses and attorneys' fees incurred by Sublessor in connection therewith and interest on such amounts from the day when so paid or expanded at the Default Rate, shall be additional rent hereunder.

     11.  NONWAIVER.

          Failure of Sublessor to declare any default or delay in taking any action in connection therewith shall not waive such default. No receipt of moneys by Sublessor from Sublessee after the termination in any way of the term or of Sublessee's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the term or affect any notice given to Sublessee or any suite commenced or judgment entered prior to receipt of such moneys.

     12.  CUMULATIVE RIGHTS AND REMEDIES.

          All rights and remedies of Sublessor under this Agreement shall be cumulative and none shall exclude any other rights or remedies allowed by law.

     13.  WAIVER OF CLAIMS AND INDEMNITY.

          Sublessee hereby releases and waives any and all claims against Lessor and Sublessor and each of their respective officers, directors, partners, agents and employees for injury or damage to person, property or business sustained in the Subleased Premises by Sublessee during the term of this Sublease Agreement other than by reason of gross negligence or willful misconduct of Lessor or Sublessor and except in any case which would render this release and waiver void under law.

Initials:

Sublessee: WLW   Sublessor: PS   Lessor: ________


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          Sublessor shall not be released or indemnified from any damages, liabilities, judgments, actions, claims, attorneys' fees, consultants' fees, payments, costs or expenses arising from the gross negligence or willful misconduct of Sublessor or its agents, contractors, licensees or invitees, or a breach of Sublessor's obligations or representations under the Agreement of Sublease.

     14.  SECURITY DEPOSIT.

          Sublessee has deposited with Sublessor upon the execution of this Agreement of Sublease the sum of $43,599.34 Dollars as a security for the faithful performance and observance of this Agreement of Sublease including, but not limited to, the payment of Rent and any additional charges. Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sum as to which Sublessee is in default or for any such which Sublessor may reasonably expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants and conditions of this Agreement of Sublease, including, but not limited to, any damages or deficiency shall have accrued before or after summary proceedings or other re-entry by Sublessor or Lessor. Sublessee agrees
(a) to restore the Security Deposit to its initial full amount upon any application of any part or the whole thereof by Sublessor and (b) Sublessor's rights hereunder are non-exclusive and cumulative with all rights and remedies of Sublessor under applicable law and the Lease. Sublessor shall not be required to segregate such Security Deposit nor pay interest thereon, unless required by applicable law. If Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of the Agreement, the Security Deposit shall be returned (within fifteen (15) days) to Sublessee after the date fixed at the end of this Agreement of Sublease and after delivery of the entire possession of the Subleased Premises to Sublessor. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublessor nor Sublessor's legal representatives, successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     15.  EMINENT DOMAIN.

          If the whole or any part of the Subleased Premises shall be taken or condemned in any manner by and competent authority for any public or quasi-public use, or if the Lessor under the Lease or Sublessor as Lessee thereunder, shall terminate the Lease, in any such event, the term of this Agreement of Sublease shall cease and terminate as of the date of vesting title of such termination, as the case may be.

     16.  NO ASSIGNMENT OR SUBLETTING.

          Sublessee, for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Agreement, not sublet, nor suffer or permit the Subleased Premises or any part thereof to be used by others, without the prior written consent of Sublessor

Initials:

Sublessee: WLW   Sublessor: PS   Lessor: ________


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in each instance, which consent shall not be unreasonably withheld. If this
Agreement of Sublease be assigned, or if the Subleased Premises or any part thereof be sublet or occupied by any person, firm or corporation other than the Sublessee, Sublessor may, after default by Sublessee, collect rent from the assignee, sub-tenant or occupant and apply the net amount collected to the Base Rent and additional rent, but no such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, subtenant, or occupant a tenant, or a release of Sublessee from the future performance by it of the covenants on the part of it herein contained.

          Notwithstanding the foregoing provisions of this Section 16, an assignment of more than 50% of the outstanding equity interests of Sublessee, either as a result of the issuance of additional shares of stock by Sublessee or an assignment of stock by the then existing shareholders of Sublessee, shall not require the consent of Sublessor as long as, immediately following such issuance or assignment, William L. Warren remains as chief executive officer of Sublessee.

     17.  QUIET ENJOYMENT.

          Sublessor covenants and agrees with Sublessee that upon Sublessee paying the Base Rent and additional rent and observing and performing all the terms, covenants and conditions of Sublessee's part to be observed and performed herein, Sublessee may appreciably and quietly enjoy the Subleased Premises, subject, nevertheless, to the terms and conditions of this Agreement of Sublease, to the lease and mortgages mentioned in the Lease.

     18.  INDEMNIFY.

          Each party hereto does hereby indemnify the other, and agrees to hold the other harmless, of any from any claim, damage, liability cost or expense, including reasonable attorney's fee, which either may suffer or incur by reason of the failure of the other to perform, observe and comply with any of the terms, covenants and conditions of this Agreement of Sublease.

     19.  CONSENT OF LANDLORD UNDER LEASE.

          This Agreement is executed subject to such right as the Lessor under the Lease has to withhold consent in the manner and to the extent described in
Section 9 (Assignment and Subletting) of the Lease. In the event such consent is not issued in a form satisfactory to the Sublessor and Sublessee within ___ days of the Effective Date, this Sublease Agreement shall be null and void, and Sublessee shall be entitled to a full refund of its $43,599.34 Security Deposit.

          By signing below, Lessor consents to this Sublease, and further agrees with Sublessee that:

Initials:

Sublessee: WLW   Sublessor: PS   Lessor: ________


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          (1) in the event of a default by Sublessor under the Lease that is not due to a default by Sublessee under this Agreement, Lessor shall offer the Sublessee a reasonable opportunity to cure the default and allow Sublessee to assume all of Sublessor's obligations under the Lease; and

          (2) notwithstanding the provisions of Section 9 under the Lease, an assignment of more than 50% of the outstanding equity interests of Sublessee, either as a result of the issuance of additional shares of stock by Sublessee or an assignment of stock by the then existing shareholders of Sublessee, shall not require the consent of Lessor as long as, immediately following such issuance or assignment, William L. Warren remains as chief executive officer of Sublessee.

     20.  BROKERAGE.

          Neither Sublessor nor Sublessee has dealt with any broker or agent in connection with the negotiation or execution of this Agreement, other than CB Richard Ellis and Tower Realty Partners representing the Sublessee, whose commission shall be paid by Sublessor pursuant to a separate written agreement. In no other event shall Lessor be liable for any leasing or brokerage commission with respect to the negotiation and execution of this Agreement of Sublease. Sublessor and Sublessee shall each jointly and severally indemnify, defend and hold Lessor harmless from and against all costs, expenses, attorneys' fees and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party with respect to this Agreement.

     21.  NOTICES.

          Any and all notices which or may be required to be given pursuant to the terms of this Agreement or the Lease shall be sent by Registered or Certified Mail, Return Receipt Requested, to the parties hereto and their respective addresses hereinabove set forth or to such other addresses as either party shall give notice of in like manner; with a copy to

          If to Sublessor:       Optium, Inc.
                                 500 Horizon Drive, Suite 505
                                 Chalfont, PA 18914
                                 Attn: Blakely Cherry
                                 215-712-6200 ext 326

          And if to Sublessee:   VaxDesign, Inc.
                                 5202 North Richmond Road
                                 Stillwater, OK 74075
                                 Attn: William L. Warren

Initials:

Sublessee: WLW   Sublessor: PS   Lessor: __________


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     22.  BINDING EFFECT.

          The covenants, conditions and agreements contained herein shall be binding upon and insure to the benefit of Sublessor and Sublessee and their respective heirs, distributes, executors, administrators, successors and assigns, as permitted hereby.

     23.  WAIVER OF SUBROGATION.

          The parties hereto, including Lessor by reason of its consent hereto, release such other and their respective agents, employees, successors and assigns from all liability for damage to any property that is caused by or results from a risk which is actually against or which would normally be covered by the standard form of "all risk" property insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any damage covered by the policy.

     24.  SURRENDER.

          In no event shall Sublessee's obligation to surrender the Subleased Premises required Sublessee to repair or restore the Subleased Premises to a condition better than the condition in which the Subleased Premises existed as of the Commencement Date as modified by the improvements installed by Sublessor under this Agreement of Sublease, Sublessee shall be responsible for repairing and, upon surrender, restoring the Subleased Premises damaged during the term of this Agreement. To the extent the Subleased Premises are not so restored upon redelivery to Sublessor, Sublessor may so restore at Sublessee's expense and store any personalty or fixtures of Sublessee at Sublessee's cost and expense which sums shall be deemed additional rent payable hereunder.

     25.  ENTIRE AGREEMENT.

          This Sublease Agreement contains all the terms, covenants, conditions and agreements between Sublessor and Sublessee relating in any manner to the rental, use and occupancy of the Subleased Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. The terms, covenants and conditions of this Agreement cannot be altered, changed, modified or added to except by a written instrument signed by Sublessor and Sublessee.

     26.  AUTHORITY.

          Each of Sublessor and Sublessee represents and warrants to the other that this Agreement has been duly authorized, executed and delivered by and on behalf of such party and constitutes the valid, enforceable and binding agreement of such party.

Initials:

Sublessee: WLW   Sublessor: PS   Lessor: __________


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     27.  EXAMINATION.

          Submission of this instrument for examination or signature by Sublessee does not constitute a reservation of or option for the Subleased Premises or in any manner bind Sublessor, and no lease, sublease or obligation on Sublessor shall arise until this instrument is signed and delivered by Sublessor and Sublessee and the consent of the Lessor is obtained as described above; provided, however, that the execution and delivery by Sublessee of this Agreement of Sublease to Sublessor shall constitute an irrevocable offer by Sublessee to sublease the Subleased Premises on the terms and conditions herein contained, which offer may not be revoked unless Sublessor fails to execute this Agreement of Sublease within thirty (30) days after the date of such delivery by Sublessee.

     28.  PARKING.

          Subject to the provisions and conditions of Section 12(f) of the Lease and provided that Sublessee is not in default of any of its obligations hereunder, during the term of this Agreement, Sublessee shall have the rights and privileges with respect to parking provided to Sublessor under Section 12(f) of the Lease as applied to the Subleased Premises only, subject to payment and performance by Sublessee of the obligations of Sublessor thereunder.

                            SIGNATURE PAGE TO FOLLOW

Initials:

Sublessee: WLW   Sublessor: PS   Lessor: __________


                                       12

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Initials:

Sublessee: WLW   Sublessor:  PS  Lessor: __________

IN WITNESS THEREOF, Sublessor and Sublessee have caused this Agreement of Sublease to be executed by their duly authorized partner or officer as of the day and year first written above.

                                        SUBLESSEE:
Witnesses:                              VaxDesign, Inc.


/s/ Marva Sanders                       By: /s/ Illegible
-------------------------------------       ------------------------------------
MARVA SANDERS                           Its: President & CEO
Print Name                              Date: 2-11-04


/s/ Edward Knobbe
-------------------------------------
EDWARD KNOBBE
Print Name


                                        SUBLESSOR:
Witnesses:                              Optium, Inc.


/s/ Curtis L. Stephens 2/17/04          By: /s/ Illegible
-------------------------------------       ------------------------------------
Curtis L. Stephens                      Its: CEO
Print Name                              Date: 2-17-04


/s/ Illegible
-------------------------------------
Illegible
-------------------------------------
Print Name

                                        Consent of Lessor:


                                        LESSOR:
Witnesses:                              Discovery Lakes, LLC


                                        By:
-------------------------------------       ------------------------------------
                                        Its:
-------------------------------------        -----------------------------------
Print Name                              Date:
                                              ----------------------------------


-------------------------------------

-------------------------------------
Print Name


                                       14

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                               OPTIUM CORPORATION

                              2721 Discovery Drive

                                Orlando, FL 32826

                                      [MAP]

                                   ATTACHMENT
                    Office Furniture, Cubicals, Chairs, etc.

 1. Herman Miller Cubicals                                                    66
 2. H/M Tower File Cabinets                                                   44
 3. Altigen Phone Instruments                                                 57
 4. Aeron Office Chairs                                                       40
 5. H/M Teardrop Side Tables                                                  28
 6. Geiger Visitor Roller Chairs                                               4
 7. Small Coffee Table                                                         1
 8. Gordon Wire Mesh Side Table Chairs                                        11
 9. Zhejang Black Roller Lab Chairs                                            2
10. ADT Security/Fire System                                                   1
11. ADT Badging System                                                         1
12. Altigen Phone Server/System                                                1
13. Enclosed Office Cubical Systems                                            5
14. Enclosed Office Conference Table                                           3
15. Human Scale Office Chairs                                                  3
16. Large 12 foot Conference Table                                             1
17. Conference Room Office Chairs(Aeron)                                       9
18. Black Teardrop Table Side Chairs                                           7

                                    GUARANTY

     This Guaranty is executed and delivered this 2nd day of March, 2004, by Sciperio, Inc., an Oklahoma corporation (hereinafter referred to as the "Guarantor"), in favor of Optium, Inc. (hereinafter referred to as the "Sublessor").

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

     1. RECITALS.

          (a) A certain Agreement of Sublease (the "Sublease"), dated as of the 17th day of March 2004, has been or will be executed by and between Sublessor, and VaxDesign, Inc. ("Sublessee").

          (b) The Sublease covers the premises known as DISCOVERY LAKE COMPLEX, 2721 Discovery Drive, part of Suite 500, Orlando, Florida 32826, consisting of approximately 14,500 rentable square feet (referred to in the Sublease as the "Subleased Premises").

          (c) As a condition to Sublessor's execution of the Sublease, Sublessor requires the Guarantor, who has a financial interest in Sublessee, to guarantee all of the Indebtedness (as hereafter defined) of Sublessee under the Sublease.

          (d) Guarantor desires to induce Sublessor to enter into the Sublease with Sublessee by entering into this Guaranty.

     2. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sublease.

     3. GUARANTY. Guarantor hereby unconditionally and irrevocably guarantees the full and complete performance by Sublessee of all liabilities, obligations and duties of Sublessee under the Sublease arising from the Commencement Date of the Sublease through the term of this Guaranty, whether by reason of acceleration or otherwise (hereinafter referred to as the "Indebtedness").

     4. NATURE OF GUARANTY. Guarantor's liability under this Guaranty shall be open and continuous for so long as any Indebtedness of Sublessee remains unpaid or unsatisfied. Accordingly, no payments made upon any such Indebtedness will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of any such Indebtedness or any Indebtedness that subsequently arises or is thereafter incurred or contracted. Guarantor's obligations to pay the Indebtedness shall survive the expiration of the term of this Guaranty.

     5. TERM OF GUARANTY.

          (a) Subject to the provisions of Section 5(c), the term of this Guaranty shall commence on the Commencement Date of the Sublease and shall continue until the date upon which Sublessee furnishes Sublessor with a balance sheet in the same form as that previously furnished by Guarantor to Sublessor, showing that, as of the date of such balance sheet (i) the amount of Sublessee's current assets (defined as free cash less capital contributions by the Guarantor plus Accounts Receivable less than 90 days aged) is at least equal to or greater than $1,500,000, and (ii) the amount of Sublessee's current liabilities (defined as all debt and liabilities due within one year of the balance sheet date) is at least equal to or less than $1,200,000.

          (b) The balance sheet of Sublessee provided under Section 5(a) shall be audited by an independent certified public accountant, and the accompanying audit report not describe substantial doubt about Sublessee's ability to continue as a going concern.

          (c) This Guaranty, and any obligations of Guarantor hereunder, shall terminate upon the termination of the Sublease for any reason other than a default by Sublessee thereunder.

     6. JURISDICTION; APPLICABLE LAW. This Guaranty has been delivered to Sublessor and accepted by Sublessor in the State of Florida. If there is a lawsuit, Guarantor agrees upon Sublessor's request to submit to the jurisdiction of the courts situate in the State of Florida. This Guaranty shall be governed by and construed in accordance with the laws of the State of Florida.

     7. ATTORNEYS' FEES; EXPENSES. Guarantor agrees to pay all of Sublessor's costs and expenses, including reasonable attorneys' fees, incurred in connection with the enforcement of this Guaranty.

     8. GENERAL.

          (a) This Guaranty, together with the Sublease, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. All prior and contemporaneous representations and discussions concerning the subject are included in this document or do not constitute an aspect of the agreement of the parties. Except as may be specifically set forth in this Guaranty, no conditions precedent or subsequent, of any kind whatsoever, exist with respect to Guarantor's obligations under this Guaranty.

          (b) The liability of Guarantor hereunder shall in no way be affected by: (i) the release or discharge of Sublessee in any creditors', receivership or bankruptcy proceeding; (ii) any alteration of or amendment to the Sublease which alteration or amendment has been consented to in writing by Guarantor; (iii) any permitted sale, assignment or sublease (unless Sublessee is released thereunder), or any pledge or mortgage of the rights of Sublessee under the Sublease; or (iv) any application or release of any security or other guaranty given for the performance and observance of the covenants and conditions in the Sublease on Sublessee's part to be performed and observed.

          (c) This Guaranty shall inure to the benefit of the Sublessor and its successors and assigns and any assignee of the Sublessor's interest in the Sublease, and shall be binding upon Guarantor and his successors and assigns.

          (d) This Guaranty may be amended only by a written amendment hereto signed by Sublessor and Guarantor.

          (e) Notices and demands required, or permitted, to be sent to Guarantor hereunder shall be sent by certified mail, return receipt requested, postage prepaid, or by Federal Express or other recognized overnight courier service and shall be deemed to have been given one (1) business day following deposit with Federal Express or other overnight courier service, with next business day delivery requested, or three (3) days following deposit in the United States Mail if sent by certified mail to address shown below for
Guarantor:

               Sciperio, Inc.
               5202 N. Richmond Hill Rd.
               Stillwater, OK 74075
               Attention: William L. Warren, President

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.

                                        Sciperio, Inc.


                                        By: /s/ William L. Warren
                                            ------------------------------------
                                            William L. Warren, President

Witness:


1. /s/ Marva L. Sanders
   -------------------------
       (Signature)

MARVA L. SANDERS
----------------------------
      (Print name)


2. /s/ Pamila O. Bell
   -------------------------
       (Signature)

PAMILA O. BELL
----------------------------
      (Print name)